Exhibit 32.1

CERTIFICATION

We, Larry W. Singleton, Chief Executive Officer of Raytech Corporation (the "Company") and John B. Devlin, Chief Financial Officer of the Company, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

1.	The quarterly report on Form 10-Q of the Company for the period ended July 3, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Form 10-Q fairly presents, in accordance with United States generally accepted accounting principles, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, we have executed this Certification this 17th day of August, 2005.

/s/LARRY W. SINGLETON Larry W. Singleton President and Chief Executive Officer /s/JOHN B. DEVLIN John B. Devlin Vice President, Treasurer and Chief Financial Officer